Exhibit 99.1

First PacTrust Announces Pricing of Public Offering of

Depositary Shares Representing Interests

in Preferred Stock

IRVINE, California, June 6, 2013 — First PacTrust Bancorp, Inc. (the “Company”) (Nasdaq: BANC), the holding company for PacTrust Bank and Beach Business Bank, announced the pricing of an underwritten public offering of 1.4 million depositary shares, each representing a 1/40th interest in a share of its 8.00% Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share and liquidation preference of $1,000 per share, at an offering price of $25.00 per depositary share, for gross proceeds of $35 million. The Company has also granted the underwriters a 30-day option to purchase up to an additional 210,000 depositary shares to cover over-allotments, if any, at the same price, for potential additional gross proceeds of $5.25 million. The Company expects to retain the majority of the net proceeds of the offering for possible acquisitions, support of organic growth, investments in, or extensions of credit to, its subsidiaries, investments in securities and for general corporate purposes.

Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. are acting as joint book-running managers for the offering. D.A. Davidson & Co. is acting as lead manager and Wunderlich Securities, Inc., Sandler O’Neill & Partners, L.P., Sterne, Agee & Leach, Inc. and FIG Partners, LLC are acting as co-managers for the offering. Wachtell, Lipton, Rosen & Katz is serving as outside legal counsel to the Company.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any offer or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful. The offering is being made only by means of a prospectus supplement and accompanying base prospectus. The Company has filed a registration statement (File No. 333-170622) (including a base prospectus) and a preliminary prospectus supplement with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates and will file a final prospectus supplement relating to the offering. Prospective investors should read the registration statement including the base prospectus, the preliminary prospectus supplement and the final prospectus supplement (when available) and the other documents the Company has filed with the SEC for more complete information about the Company and this offering. Investors may obtain these documents without charge by visiting the SEC website at www.sec.gov. Alternatively, copies of the preliminary prospectus supplement and the accompanying base prospectus may be obtained from Goldman, Sachs & Co. at Prospectus Department, 200 West Street, New York, New York 10282 or by telephone: 1-866-471-2526 or by facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, or from Keefe, Bruyette & Woods, Inc., at 787 Seventh Avenue, 4th Floor, New York, New York 10019 (Attention: Capital Markets) or by telephone: (800) 966-1559.

About First PacTrust Bancorp

Based in Irvine, Calif., First PacTrust Bancorp, Inc. is the $2.0 billion multi-bank holding company of Pacific Trust Bank and Beach Business Bank, which together operate banking offices in Los Angeles, Orange, San Diego and Riverside counties, and loan production offices in California, Arizona, Oregon, Montana and Washington.

Cautionary Statement Regarding Forward-Looking Information

This press release and certain of our filings with the SEC contain statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. When used in this press release and in other public shareholder communications, in documents filed with or furnished to the SEC or in oral statements made with the approval of an authorized executive officer, the words or phrases “believe,” “will,” “should,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project,” “plans,” “guidance” or similar expressions are intended to identify forward-looking statements within the meaning of, and subject to the protections of, the Private Securities Litigation Reform Act of 1995. These statements may relate to the Company’s future financial performance, strategic plans or objectives, revenue, expense or earnings projections or other financial items. By their nature, these statements are subject to numerous uncertainties that could cause actual results to differ materially from those anticipated in the statements.

These forward-looking statements are based upon information presently known to the Company’s management and are inherently subjective, uncertain and subject to change due to any number of risks and uncertainties, including, without limitation, the risks and other factors set forth in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2012 under the captions “Forward-Looking Statements” and “Risk Factors.” The Company believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. The Company does not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

Source: First PacTrust Bancorp, Inc.

INVESTOR RELATIONS INQUIRIES:

First PacTrust Bancorp, Inc.

Richard Herrin, 949-236-5300